UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                 April 17, 2003

                         WASHINGTON TRUST BANCORP, INC.
                         ------------------------------
               (Exact Name of Registrant as Specified in Charter)


           Rhode Island                    0-13091              05-0404671
 --------------------------------- ----------------------- ---------------------
   (State or Other Jurisdiction          (Commission          (IRS Employer
         of Incorporation)               File Number)      Identification No.)


                  23 Broad Street, Westerly, Rhode Island 02891
          ------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (401) 348-1200

            Former name or address, if changed from last report: N/A

Item 7.  Financial Statements and Exhibits

(c)      Exhibit

Exhibit No.     Exhibit
99.1            Press Release dated April 17, 2003

Item 9. Regulation FD Disclosure (Information Furnished in this Item 9 is Furnished under Item 12)

In accordance with Securities and Exchange Commission Release No. 33-8126, the following information, which is intended to be furnished under Item 12, "Results of Operations and Financial Condition", is instead being furnished under Item 9, "Regulation FD Disclosure." This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On April 17, 2003,  Washington  Trust  Bancorp,  Inc.  issued a press release in which it disclosed unaudited financial information related to first quarter consolidated earnings. A copy of the press release relating to such announcement, dated April 17, 2003, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

                                  EXHIBIT INDEX
Exhibit No.     Exhibit
99.1            Press Release dated April 17, 2003


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                            WASHINGTON TRUST BANCORP, INC.


Date:  April 17, 2003                       By: John C. Warren
                                            ------------------------------------
                                            John C. Warren
                                            Chairman and Chief Executive Officer

Exhibit 99.1
------------

[GRAPHIC OF REGISTRANT'S LOGO OMITTED]
WASHINGTON TRUST BANCORP, INC.
        NASDAQ: WASH
                                     Contact:   Elizabeth B. Eckel
                                                Senior Vice President, Marketing
                                     Telephone:  (401) 348-1309
                                     E-mail:  ebeckel@washtrust.com
                                     Date: April 17, 2003
                                     For Immediate Release

                    Washington Trust Earnings Increase 26.9%

Westerly, Rhode Island...Washington Trust Bancorp, Inc. (NASDAQ: WASH), parent company of The Washington Trust Company, today reported first quarter 2003 net income of $4.7 million, an increase of 26.9 percent from the $3.7 million of net income reported for the first quarter of 2002. This increase was due in part to the acquisition of First Financial Corp. that occurred in the second quarter of 2002. Earnings per diluted share were $.36 for the quarter ended March 31, 2003, up 16.1 percent from the $.31 per diluted share for the quarter ended March 31, 2002.

The return on average assets and return on average equity for the three months ended March 31, 2003 were 1.07% and 14.56%, compared to 1.11% and 14.98%, respectively, for the three months ended March 31, 2002.

John C. Warren, Chairman and Chief Executive Officer of Washington Trust Bancorp, Inc., stated, "We are very pleased with our first quarter performance, as it reflects our ability to successfully manage our core business lines in a challenging economy." Warren also commented on the Bank's new 7,300 square foot Warwick branch, scheduled to open at the end of this month, stating, "The Warwick area offers tremendous market opportunities for us in the commercial lending, trust and investment management and retail banking areas."

Net interest income for the first quarter of 2003 increased by 27.1 percent from the first quarter of 2002 and amounted to $11.9 million. The increase in net interest income was largely due to the April 2002 acquisition of First Financial Corp. For the quarter, average earning assets increased $388.1 million, or 30.5%, compared to the same period last year, of which approximately $178.5 million related to acquisition of First Financial Corp. The increase in net interest income due to earning asset growth was partially offset by a decrease of 10 basis points in the net interest margin from the first quarter of 2002. The net interest margin has been affected by the significant decline in market interest rates and reflects a decline in yields on loans and securities offset somewhat by lower funding costs of interest-bearing deposits and FHLB advances.

Noninterest income, excluding net realized gains on securities, totaled $5.8 million for the quarter ended March 31, 2003, up 17.5 percent from the $4.9 million reported for the first quarter of 2002. The growth in noninterest income was attributable to increases in gains on loan sales and service charges on deposits. For the first quarter of 2003, gains on loan sales amounted to $1.2 million, an increase of $722 thousand from the first quarter of 2002. As a result of the decline in interest rates, the Corporation has experienced heavy residential mortgage activity, predominantly refinancing, which increased the amount of loans sold into the secondary market. The Corporation expects this activity to remain strong through the second quarter of 2003, however this level of activity may not be sustainable in future periods. In addition to selling residential mortgage loans, the Corporation began selling the guaranteed portion of SBA loan originations in 2002. Included in gains on loan sales for the first quarter of 2003 are approximately $100 thousand in gains on sales of SBA loans. For the three months ended March 31, 2003, service charges on deposit accounts amounted to $1.1 million, up $273 thousand from the corresponding period in 2002. Growth in deposits and changes in the fee structure of various deposit products were contributing factors in this increase. Revenue from trust and investment management services continues to be the largest component of noninterest income. Trust and investment management income totaled $2.5 million for the three months ended March 31, 2003 down slightly from the amount reported for the corresponding period in 2002, reflecting the financial market declines. Trust and investment assets under administration amounted to $1.479 billion at March 31, 2003, compared to $1.524 billion at December 31, 2002.

The Corporation recognized net realized gains on securities amounting to $230 thousand and $291 thousand in the first quarter of 2003 and 2002, respectively. The gains resulted primarily from the sale of certain U.S. government agency and mortgage-backed securities to take advantage of market opportunities and to reposition the securities portfolio.

For the first quarter of 2003, noninterest expenses totaled $11.0 million, up $1.8 million from the amount of noninterest expenses reported for first quarter of 2002. This increase was primarily due to normal growth and higher operating costs resulting from the April 2002 acquisition of First Financial Corp. Salaries and benefits, the largest component of total noninterest expense, amounted to $6.5 million for the three months ended March 31, 2003, compared to the $5.6 million reported for the first three months of 2002.

                                  --M O R E--

Total assets amounted to $1.816 billion at March 31, 2003, up $70.0 million from the December 31, 2002 balance of $1.746 billion. In the first quarter of 2003, total loans increased $16.0 million to $811.1 million at March 31, 2003, led by a $9.0 million increase in the commercial and commercial real estate portfolio. As of March 31, 2003, residential real estate loans totaled $285.7 million, up $4.8 million from the balance at December 31, 2002.

Residential real estate loans were impacted by the refinancing of fixed rate residential loans being sold into the secondary market. In the first quarter of 2003, the Corporation purchased a total of $7.7 million of residential mortgages from other financial institutions. Total securities were $842.3 million at March 31, 2003, up $46.5 million from the December 31, 2002 balance. The increase in securities was primarily due to purchases of mortgage-backed securities and U.S. government agency securities. Purchases of securities were funded primarily with Federal Home Loan Bank advances. In the first quarter of 2003, Federal Home Loan Bank advances increased $64.3 million to $544.4 million at March 31, 2003. Total deposits at March 31, 2003 amounted to $1.121 billion, up from the December 31, 2002 balance of $1.110 billion. Demand deposits rose $12.1 million, or 7.7 percent, in the first quarter of 2003 and totaled $169.6 million at March 31, 2003. Time deposits increased $2.6 million from December 31, 2002 and amounted to $484.2 million at March 31, 2003. Savings deposits amounted to $467.0 million at March 31, 2003, down slightly from the $471.3 million at December 31, 2002.

Asset quality continues to be strong, as measured by the level of nonperforming assets. Nonaccrual loans as a percentage of total loans at March 31, 2003 were ..50%, compared to .53% at December 31, 2002. Similarly, nonperforming assets (nonaccrual loans and property acquired through foreclosure) as a percent of total assets at March 31, 2003 amounted to .22%, as compared to .24% at December 31, 2002. The Corporation's allowance for loan losses amounted to $15,495,000 at March 31, 2003, compared to $15,487,000 at December 31, 2002.

Total shareholders' equity amounted to $131.0 million at March 31, 2003, up from $128.7 million at December 31, 2002. Book value per share as of March 31, 2003 and December 31, 2002 amounted to $10.02 and $9.87, respectively.

Washington Trust Bancorp, Inc. Chairman and Chief Executive Officer, John C. Warren, and David V. Devault, Executive Vice President, Treasurer, and Chief Financial Officer will host a conference call today, Thursday, April 17, at 4:00 p.m. (Eastern Standard Time) to discuss the Corporation's first quarter earnings. Access to the call is available in a listen-only mode via the investor relations "news room" section of Washington Trust's web site at www.washtrust.com. In addition, a webcast replay of the call will be posted via the investor relations "news room" section of Washington Trust's web site at www.washtrust.com, shortly after conclusion of the call.

Washington Trust Bancorp, Inc.'s Annual Meeting of Shareholders will be held at 11:00 a.m. (Eastern Standard Time), Thursday, April 29, 2003 at the Westerly Public Library, Westerly, RI.

Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800. The Bank offers a full range of financial services, including trust and investment management, through its offices in Rhode Island and southeastern Connecticut. Washington Trust Bancorp, Inc.'s common stock trades on The Nasdaq Stock Market(R) under the symbol WASH. Investor information is available on the Corporation's web site: www.washtrust.com.

                                      # # #
This report contains certain statements that may be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Corporation's actual results, performance or achievements could differ materially from those projected in the forward-looking statements as a result, among other factors, of changes in general national or regional economic conditions, changes in interest rates, reductions in the market value of trust and investment assets under management, reductions in deposit levels necessitating increased borrowing to fund loans and investments, changes in the size and nature of the Corporation's competition, changes in loan default and charge-off rates and changes in the assumptions used in making such forward-looking statements.

Washington Trust Bancorp, Inc. and Subsidiary
FINANCIAL SUMMARY

(Dollars and shares in thousands, except per share amounts)

                                                                                  THREE MONTHS ENDED
                                                               -----------------------------------------------------
                                                                 MAR. 31,             MAR. 31,              DEC. 31,
                                                                   2003                 2002                  2002
                                                               ----------           ----------            ----------
OPERATING RESULTS
-----------------
Net interest income                                               $11,929               $9,384               $11,339
Provision for loan losses                                             100                  100                   100
Net realized gains on securities                                      230                  291                    58
Other noninterest income                                            5,803                4,937                 6,158
Noninterest expenses                                               10,978                9,164                11,023
Income tax expense                                                  2,134                1,604                 1,954
Net income                                                          4,750                3,744                 4,478


PER SHARE
---------
Basic earnings                                                      $0.36                $0.31                 $0.34
Diluted earnings                                                    $0.36                $0.31                 $0.34
Dividends declared                                                  $0.15                $0.14                 $0.14


SHARES OUTSTANDING
------------------
Weighted average:      Basic                                     13,059.3             12,004.9              13,038.0
                       Diluted                                   13,230.2             12,174.6              13,225.8


AVERAGE BALANCE SHEET
---------------------
Assets                                                         $1,778,338           $1,351,387            $1,709,378

Federal funds sold and other short-term investments                14,946               15,005                15,336
Taxable debt securities                                           764,975              590,107               733,668
Nontaxable debt securities                                         17,462               19,999                18,812
Corporate stocks and Federal Home Loan Bank stock                  48,025               41,981                44,315

Loans:                 Commercial                                 389,545              260,320               380,085
                       Residential                                292,276              234,395               264,888
                       Consumer                                   133,050              110,413               130,625
                                                               ----------           ----------            ----------
                       Total loans                                814,871              605,128               775,598

Earning assets                                                  1,660,279            1,272,220             1,587,729

Deposits:              Demand                                     155,944              121,530               162,490
                       Savings                                    459,777              313,578               465,080
                       Time                                       481,766              381,311               485,542
                                                               ----------           ----------            ----------
                       Total deposits                           1,097,487              816,419             1,113,112

Federal Home Loan Bank advances                                   532,698              422,769               449,317
Shareholders' equity                                              130,506               99,952               127,607


KEY RATIOS
----------
Return on average assets                                            1.07%                1.11%                 1.05%
Return on average equity                                           14.56%               14.98%                14.04%
Interest rate spread (taxable equivalent basis)                     2.68%                2.63%                 2.54%
Net interest margin (taxable equivalent basis)                      2.97%                3.07%                 2.90%


ALLOWANCE FOR LOAN LOSSES
-------------------------
Balance at beginning of period                                    $15,487              $13,593               $15,660
Provision charged to earnings                                         100                  100                   100
Net (charge-offs) recoveries                                          (92)                 (28)                 (273)
                                                               ----------           ----------            ----------
Balance at end of period                                          $15,495              $13,665               $15,487
                                                               ==========           ==========            ==========

Washington Trust Bancorp, Inc. and Subsidiary
FINANCIAL SUMMARY

(Dollars and shares in thousands, except per share amounts)

                                                                 MAR. 31,             MAR. 31,              DEC. 31,
                                                                   2003                 2002                  2002
                                                               ----------           ----------            ----------
PERIOD END BALANCE SHEET
------------------------
Assets                                                         $1,815,627           $1,362,650            $1,745,661
Total securities                                                  842,307              655,595               795,833

Loans:                 Commercial                                 391,158              259,367               382,169
                       Residential                                285,689              225,931               280,886
                       Consumer                                   134,285              111,510               132,071
                                                               ----------           ----------            ----------
                       Total loans                                811,132              596,808               795,126

Deposits:              Demand                                     169,636              119,904               157,539
                       Savings                                    467,027              322,729               471,354
                       Time                                       484,183              390,353               481,600
                                                               ----------           ----------            ----------
                       Total deposits                           1,120,846              832,986             1,110,493

Federal Home Loan Bank advances                                   544,387              414,067               480,080
Shareholders' equity                                              131,010               99,163               128,721


SHARE INFORMATION
-----------------
Shares outstanding at end of period                              13,071.0             11,998.9              13,042.4
Book value per share                                               $10.02                $8.26                 $9.87
Market value per share                                             $20.21               $19.42                $19.53


CREDIT QUALITY
--------------
Nonaccrual loans                                                   $4,034               $3,191                $4,177
Other real estate owned, net                                            4                   30                    86
Nonperforming assets to total assets                                0.22%                0.24%                 0.24%
Nonaccrual loans to total loans                                     0.50%                0.53%                 0.53%
Allowance for loan losses to nonaccrual loans                     384.11%              428.24%               370.78%
Allowance for loan losses to total loans                            1.91%                2.29%                 1.95%

Washington Trust Bancorp, Inc. and Subsidiary
CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

                                                                                   (Unaudited)
                                                                                     March 31,          December 31,
                                                                                       2003                 2002
-------------------------------------------------------------------------------------------------------------------
Assets:

Cash and due from banks                                                                $39,084               $39,298
Federal funds sold and other short-term investments                                     10,550                11,750
Mortgage loans held for sale                                                            11,583                 4,566
Securities:
    Available for sale, at fair value                                                  578,260               553,556
    Held to maturity, at cost; fair value $271,849
      in 2003 and $250,446 in 2002                                                     264,047               242,277
--------------------------------------------------------------------------------------------------------------------
    Total securities                                                                   842,307               795,833

Federal Home Loan Bank stock, at cost                                                   28,600                24,582

Loans                                                                                  811,132               795,126
Less allowance for loan losses                                                          15,495                15,487
--------------------------------------------------------------------------------------------------------------------
    Net loans                                                                          795,637               779,639

Premises and equipment, net                                                             25,485                24,415
Accrued interest receivable                                                              8,459                 7,773
Goodwill and other intangibles                                                          25,083                25,260
Other assets                                                                            28,839                32,545
--------------------------------------------------------------------------------------------------------------------
    Total assets                                                                    $1,815,627            $1,745,661
====================================================================================================================

Liabilities:

Deposits:
    Demand                                                                            $169,636              $157,539
    Savings                                                                            467,027               471,354
    Time                                                                               484,183               481,600
--------------------------------------------------------------------------------------------------------------------
    Total deposits                                                                   1,120,846             1,110,493

Dividends payable                                                                        1,962                 1,825
Federal Home Loan Bank advances                                                        544,387               480,080
Other borrowings                                                                         1,926                 9,183
Accrued expenses and other liabilities                                                  15,496                15,359
--------------------------------------------------------------------------------------------------------------------
    Total liabilities                                                                 1,684,617             1,616,940

Shareholders' Equity:

Common stock of $0.625 par value; authorized 30 million shares;
    issued 13,086,795 shares in 2003 and 2002                                              818                   818
Paid-in capital                                                                         28,411                28,767
Retained earnings                                                                       93,505                90,717
Unamortized employee restricted stock                                                      (20)                  (24)
Accumulated other comprehensive income                                                   8,602                 9,294
Treasury stock, at cost; 15,788 shares in 2003 and 44,361 in 2002                         (306)                 (851)
--------------------------------------------------------------------------------------------------------------------
    Total shareholders' equity                                                         131,010               128,721
--------------------------------------------------------------------------------------------------------------------
    Total liabilities and shareholders' equity                                      $1,815,627            $1,745,661
====================================================================================================================

Washington Trust Bancorp, Inc. and Subsidiary
CONSOLIDATED STATEMENTS OF INCOME

(Dollars and shares in thousands, except per share amounts)

                                                                                                  (Unaudited)
Three months ended March 31,                                                              2003                  2002
--------------------------------------------------------------------------------------------------------------------
Interest income:
    Interest and fees on loans                                                         $12,646               $10,981
    Interest on securities                                                               8,555                 8,188
    Dividends on corporate stock and Federal Home Loan Bank stock                          487                   483
    Interest on federal funds sold and other short-term investments                         37                    62
--------------------------------------------------------------------------------------------------------------------
    Total interest income                                                               21,725                19,714
--------------------------------------------------------------------------------------------------------------------

Interest expense:
    Savings deposits                                                                       950                   971
    Time deposits                                                                        3,934                 4,123
    Federal Home Loan Bank advances                                                      4,893                 5,219
    Other                                                                                   19                    17
--------------------------------------------------------------------------------------------------------------------
    Total interest expense                                                               9,796                10,330
--------------------------------------------------------------------------------------------------------------------
Net interest income                                                                     11,929                 9,384
Provision for loan losses                                                                  100                   100
--------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses                                     11,829                 9,284
--------------------------------------------------------------------------------------------------------------------
Noninterest income:
    Trust and investment management                                                      2,533                 2,565
    Service charges on deposit accounts                                                  1,100                   827
    Merchant processing fees                                                               457                   446
    Net gains on loan sales                                                              1,238                   516
    Income from bank-owned life insurance                                                  284                   288
    Net realized gains on securities                                                       230                   291
    Other income                                                                           191                   295
--------------------------------------------------------------------------------------------------------------------
    Total noninterest income                                                             6,033                 5,228
--------------------------------------------------------------------------------------------------------------------
Noninterest expense:
    Salaries and employee benefits                                                       6,534                 5,575
    Net occupancy                                                                          762                   625
    Equipment                                                                              837                   785
    Merchant processing costs                                                              362                   357
    Legal, audit and professional fees                                                     305                   173
    Advertising and promotion                                                              270                   240
    Outsourced services                                                                    371                   261
    Amortization of intangibles                                                            180                    32
    Other                                                                                1,357                 1,116
--------------------------------------------------------------------------------------------------------------------
    Total noninterest expense                                                           10,978                 9,164
--------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                               6,884                 5,348
Income tax expense                                                                       2,134                 1,604
--------------------------------------------------------------------------------------------------------------------
Net income                                                                              $4,750                $3,744
====================================================================================================================

Weighted average shares outstanding - basic                                           13,059.3              12,004.9
Weighted average shares outstanding - diluted                                         13,230.2              12,174.6
Per share information:
    Basic earnings per share                                                             $0.36                 $0.31
    Diluted earnings per share                                                           $0.36                 $0.31
    Cash dividends declared per share                                                    $0.15                 $0.14